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                                                                  EXHIBIT 10.79

                              [COMPANY LETTERHEAD]



January 16, 2001

Mr. Emile Loria
31 rue du Dr Jean Arlaud
31500 Toulouse, France


RE: EMPLOYMENT TERMS

Dear Emile:

EPIMMUNE INC. (the "Company") is pleased to offer you the position of President and Chief Executive Officer, pursuant to the terms of this letter agreement ("Agreement") and contingent upon obtaining satisfactory approval of your right to work in the United States.

1.      BOARD OF DIRECTORS

The Company agrees that it will nominate you as a member of the Board of Directors and recommend that you be elected as a member of the Board of Directors following your acceptance of this Agreement and prior to commencement of employment with the Company. In the event, however, that you are unable for any reason to commence employment within six (6) months of the date of this Agreement, you agree that you shall immediately resign your position as a member of the Board of Directors.

2.      DUTIES

Upon commencement of employment, you will be expected to do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company, including those duties normally associated with the position of President and Chief Executive Officer. You will report to the Company's Board of Directors, unless otherwise assigned by the Company. You will work at our facility located in San Diego, California.

3.      BASE SALARY/BENEFITS

Upon commencement of employment, your base salary will be three hundred thousand dollars (US$300,000) per year, less payroll deductions and all required withholdings. Your base salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year. You will be paid in regular periodic payments in accordance with Company policy, but in no event less frequent than semi-monthly. You will also be eligible for the standard Company benefits, including medical insurance, vacation, sick leave and holidays. Details about these benefit plans


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are available for your review. The Company may modify your compensation and benefits from time to time as it deems necessary.

4.      LOYAL AND CONSCIENTIOUS PERFORMANCE

During your employment with the Company, you agree that you shall devote your full business energies, interests, abilities and productive time to the proper and efficient performance of your duties to the Company; provided that, you shall not be precluded from engaging in civic, charitable or religious activities or from serving on Boards of Directors of companies or organizations which do not present any conflict of interest with the Company or effect your performance of duties for the Company.

5.      BONUS

In addition to your base salary following commencement of employment, you will be eligible to earn a performance bonus ("Bonus") equal to two percent (2%) of any proceeds received by the Company from any public or private equity financing completed by the Company during the first twelve (12) months of your employment. In the event that you become eligible for this Bonus, you may elect to receive the Bonus as either (i) a cash payment or (ii) a number of shares of the equity security sold in the financing equal to the amount of the Bonus divided by the per share price at which the equity was sold or (iii) any combination of cash and stock you choose. Bonus payments will be awarded within a reasonable period of time following the receipt of financing proceeds.

6.      RELOCATION

Upon commencement of employment, the Company agrees that it will provide you with the following payments and reimbursements ("Relocation Benefits"):

        (a) Actual and reasonable cost of moving household goods from France to San Diego, California;

        (b) Actual and reasonable temporary furnished living accommodations in San Diego for up to six months;

        (c) Actual and reasonable automobile rental costs in San Diego for up to six months;

        (d) Actual and reasonable cost of up to three trips for you and your family to and from France as necessary to facilitate a smooth relocation transition.

The Company also agrees that it will pay you US$60,000, less applicable deductions and withholdings, to assist you with your relocation to San Diego, California (the "Relocation Payment"). The Relocation Payment shall be a lump sum payment that may be used by you in your sole discretion for expenses associated with your move, including real estate brokerage fees and closing costs. If you remain with the Company for twelve months from the date on which your employment begins, you shall have no obligation to repay the Relocation Payment. If you



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resign or the Company terminates you for Cause (as herein defined) within twelve months of the date on which your employment begins, you agree to repay to the Company 50% of the Relocation Payment. In the event that you become obligated to repay 50% of the Relocation Payment, you agree that the Company may deduct such amount from your final paycheck.

Reimbursements and payments to you under this section may be reported as compensation to you and may be subject to state and/or federal taxation. If you have questions regarding the tax implications, you should consult with your own tax advisor.

7.      STOCK

Upon your election to the Board of Directors, the Company will sell to you, and you agree to purchase, shares of common stock in an amount equal to 10% of the outstanding shares of common stock on a fully diluted basis (including conversion of Preferred Stock and exercise of currently outstanding Stock Options), at a price equal to the fair market value of such stock on the date of purchase (as determined by the closing price of such stock as reported on an established stock exchange and as reported in The Wall Street Journal or such other source as determined by the Board) (the "Shares"). The Shares shall be subject to the terms of a restricted stock purchase agreement containing a repurchase option in favor of the Company. The repurchase option will lapse ratably each day over a four-year period beginning with your purchase date provided that you remain in the continuous service of the Company. You agree to pay for the Shares with a promissory note, secured by the Shares and payable in four years from the date of purchase (the "Note"). With respect to each indivisible share of stock under the Shares purchased with the proceeds of the Note, you shall be personally liable for repayment of 50% of the amounts due under the Note, and shall not be personally liable for repayment of the remaining 50% of the amounts due under the Note. If you accept this Agreement, you agree and understand that in connection with purchasing the Shares you will be required to sign certain documents including, but not limited to, a promissory note, stock pledge agreement, restricted stock purchase agreement, joint escrow instructions and assignment separate from certificate.

8.      TERMINATION

The Company may terminate your employment at any time and for any or no reason, with or without Cause (as defined herein) or advance notice by giving you written notice of such termination. Similarly, you may terminate your employment with the Company at any time at your election, in your sole discretion, for any or no reason upon thirty (30) days notice to the Company, during which time you shall provide reasonable transition assistance to the Company.

Notwithstanding the at-will nature of the employment relationship, if the Company terminates your employment without Cause (as defined herein) or if you resign from the Company for Good Reason (as defined herein), then upon your furnishing to the Company an executed release and waiver of claims (a form of which is attached hereto as Exhibit A): 1) you shall be entitled to receive severance payments in the form of continuation of your base salary in effect at the time of your termination, subject to standard payroll deductions and withholdings, for twelve (12) months (the "Severance Period"). If you voluntarily resign without Good Reason (as defined herein) or your employment is terminated for Cause (as defined herein), all compensation and



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benefits will cease immediately and you will receive no additional payments from the Company other than your accrued base salary and accrued and unused vacation benefits earned through the date of your termination.

For purposes of this Agreement, "Cause" shall mean (i) willful misconduct by you including, but not limited to, dishonesty which materially and adversely reflects upon your ability to perform your duties for the Company, (ii) your conviction of, or the entry of a pleading of guilty or nolo contendere by you to, any crime involving moral turpitude or any felony, (iii) fraud, embezzlement or theft against the Company, (iv) a material breach by you of any material provision of the Proprietary Information and Inventions Agreement between you and the Company (a copy of which is attached hereto as Exhibit B), or (v) your willful and habitual failure to attend to your duties as assigned by the Board of Directors or officers of the Company to whom you report and, in the case of clauses (iv) and (v) above, which breach, misconduct or non-performance is not cured by you within thirty (30) days after you receive written notice from the Company of such breach, misconduct or non-performance.

For purposes of this Agreement, "Good Reason" shall mean termination by you of your employment with the Company upon not less than thirty (30) days' prior written notice to the Company (to allow the Company to remedy any basis for Good Reason termination) as a result of (i) a substantial diminution in the scope of your duties and authority within the Company which results in the assignment of duties and responsibilities of materially lesser status, dignity and character than your duties and responsibilities on the date of execution of this Agreement, which is not the result of your failure to attend to and/or successfully complete your duties and responsibilities, (ii) any reduction in your base salary as initially set forth herein or as may be increased from time to time, or (iii) relocation of your office, without your consent, to a location that is more than thirty (30) miles from the Company's current corporate headquarters.

9.      CHANGE IN CONTROL

If your employment is terminated by the Company or its successor Company without Cause (as defined herein) or if you resign from the Company for Good Reason (as defined herein) following a Change in Control (as defined herein), then upon your furnishing to the Company an executed release and waiver of claims (a form of which is attached hereto as Exhibit A): (i) the vesting of the Shares will be immediately accelerated such that one hundred percent (100%) of the Shares will be vested as of the Effective Date of the release and waiver attached hereto as Exhibit A, and (ii) you will receive a lump sum payment equivalent to one year of base salary, less applicable deductions and withholdings.

For purposes of this Agreement, "Change in Control" is defined as follows: (i) a dissolution or liquidation of the Company; (ii) a sale or other disposition of all or substantially all of the assets of the Company; (iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (iv) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of



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the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors.

In the event that any payments and other benefits provided for in this Agreement or otherwise payable to you (the "Benefits") would (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this subsection would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, the Benefits to which you are entitled pursuant to this Agreement shall be either:

        (a) Provided to you in full, or

        (b) Provided to you at such lesser extent that would result in no portion of the Benefits being subject to the Excise Tax,

whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by you, on an after tax basis, of the greatest amount of the Benefits, notwithstanding that all or some portion of the Benefits may be taxable under the Excise Tax. Unless you and the Company otherwise agree in writing, any determination required under this subsection shall be made in writing in good faith by an accountant selected by you. In the event of a reduction of the Benefits under this Agreement, you shall be given the choice of which of the Benefits to reduce. For purposes of making the calculations required by this subsection, the accountant that you select may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. You and the Company shall furnish your accountant such information and documents as he may reasonably request in order to make a determination under this subsection.

Any payment and benefits received by you upon a Change in Control shall be in lieu of any other severance payment to you, including the severance payment provided in subsection 7 herein. In the event that you become entitled to payment and benefits upon a Change in Control, the Company shall have no further obligation to pay you any base salary, bonus or other compensation or benefits under this Agreement, except for benefits due to you (or your dependents) under the terms of your benefit plans.

10.     COMPANY POLICY

As a Company employee, you will be expected to abide by Company rules and regulations and acknowledge in writing that you have read the Company's Employee Handbook, which further will govern the terms and conditions of your employment. The Company's Employee Handbook may be modified from time to time at the sole discretion of the Company.

11.     PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

As a condition of employment, you will be required to sign and comply with the Proprietary Information and Inventions Agreement attached hereto as Exhibit B, which prohibits unauthorized use or disclosure of the Company's proprietary information, among other things.



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In your work for the Company, you will be expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom you have an obligation of confidentiality. Rather, you will be expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. During our discussions about your proposed job duties, you assured us that you would be able to perform those duties within the guidelines just described. Accordingly, you agree that you will not bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality.

12.     ENTIRE AGREEMENT

This Agreement, together with your Proprietary Information and Inventions Agreement and the stock documents referred to herein, forms the complete and exclusive statement of the terms of your employment with the Company. The employment terms in this Agreement supersede any other agreements or promises made to you by anyone, whether oral or written.

13.     GOVERNING LAW

This Agreement will be governed by and construed according to the laws of the State of California. You hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego, California for any lawsuit filed there against you by the Company arising from or related to this Agreement.

14.     SUCCESSORS AND ASSIGNS.

This Agreement will be binding upon your heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

As required by law, this offer is subject to satisfactory proof of your right to work in the United States. Please sign and date this Agreement, and return it to me by January 19, 2001, if you wish to accept employment with the Company under the terms described above. If you accept our offer, we will expect you to commence employment promptly upon receipt of authorization to work in the United States. In the event that you are unable to begin work with the Company for any reason after six (6) months from the date of the Agreement, the Agreement shall become void and of no further force and effect, unless otherwise agreed to in writing by you and the Company.




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We look forward to your favorable reply and to a productive and enjoyable work relationship.

Sincerely,


/s/ Howard E. Greene, Jr.
----------------------------------
HOWARD E. GREENE, JR.
CHAIRMAN OF THE BOARD OF DIRECTORS


Accepted:


/s/ Emile Loria
----------------------------------
EMILE LORIA


January 16, 2001
----------------------------------
Date


Attachment:   Exhibit A:  Waiver and Release
              Exhibit B.  Proprietary Information and Inventions Agreement



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                                    EXHIBIT A

                          RELEASE AND WAIVER OF CLAIMS


        In consideration of the payments and other benefits set forth in the Agreement dated ___________, to which this form is attached, I, EMILE LORIA, hereby furnish EPIMMUNE INC. (the "Company"), with the following release and waiver ("Release and Waiver").

        I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns affiliates and Benefit Plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment Termination Date, including, but not limited to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

        I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

        I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release and Waiver granted herein does not relate to claims which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and if I am over 40 years of age upon execution of this Release and Waiver: (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.

Date:                                            By: /s/ Emile Loria
                                                     --------------------------
                                                     EMILE LORIA


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                                    EXHIBIT B

                                  EPIMMUNE INC.

            EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT



        In consideration of my employment or continued employment by EPIMMUNE INC. (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.      NONDISCLOSURE

        1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

        1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "INVENTIONS"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

        1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

        1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or



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disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.      ASSIGNMENT OF INVENTIONS.

        2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

        2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

        2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "COMPANY INVENTIONS."



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        2.4 NONASSIGNABLE INVENTIONS. This Agreement does not apply to an
Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "SECTION 2870"). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

        2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

        2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

        2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

        2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the



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preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

        3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

        4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

        5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

        6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

        7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

        8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

        9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.        GENERAL PROVISIONS.

           10.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

           10.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

           10.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

           10.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

           10.5 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

           10.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

           10.7 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        This Agreement shall be effective as of the first day of my employment with the Company, namely: _______________, 20__.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.



Date: January 16, 2001
      --------------------------


/s/ Emile Loria
--------------------------------
(SIGNATURE)


Emile Loria
--------------------------------
(PRINTED NAME)


ACCEPTED AND AGREED TO:



EPIMMUNE INC.


By: /s/ Robert De Vaere
    ----------------------------

--------------------------------
Title:


--------------------------------
(Address)


--------------------------------
Dated:


--------------------------------
January 16, 2001

                                    EXHIBIT A

                         LIMITED EXCLUSION NOTIFICATION



        THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

        1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

        2. Result from any work performed by you for the Company.

           To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

           This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

        I ACKNOWLEDGE RECEIPT of a copy of this notification.


                                           By: /s/ Emile Loria
                                               --------------------------------
                                               (PRINTED NAME OF EMPLOYEE)


                                           Date:
                                                -------------------------------



WITNESSED BY:



-----------------------------------
(PRINTED NAME OF REPRESENTATIVE)

                                    EXHIBIT B


TO:      EPIMMUNE INC.

FROM:    EMILE LORIA

DATE:
         --------------------

SUBJECT: PREVIOUS INVENTIONS


        1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by EPIMMUNE INC. (the "COMPANY") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

        [ ]   No inventions or improvements.

        [ ]   See below:


              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

        [ ]   Additional sheets attached.

        2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):


       INVENTION OR IMPROVEMENT            PARTY(IES)            RELATIONSHIP
1.
       ------------------------            ----------            ------------

2.
       ------------------------            ----------            ------------

3.
       ------------------------            ----------            ------------


[ ]     Additional sheets attached.



                                        2